UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2023 (June 5, 2023)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 600

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 247-0520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on April 26, 2023, Zura Bio Limited (the “Company”) entered into certain subscription agreements (the “Subscription Agreements”) with certain individual and institutional accredited investors (the “Subscribers”) in connection with the sale by the Company (the “Private Placement”) of Class A ordinary shares, par value $0.0001 per share (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) (collectively, the “Securities”). Pursuant to the Subscription Agreements, the Company agreed to sell each Share at a price of $4.25 per Share and each Pre-Funded Warrant at a price of $4.249 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.001 per Share and is exercisable for one Share at any time or times on or after April 26, 2023 until exercised in full.

Also as previously disclosed, the first closing of Securities in the Private Placement (the “First Closing”) occurred on May 1, 2023. At the First Closing, the Company issued to certain of the Subscribers an aggregate of 3,750,000 Shares for a total of approximately $16 million in gross proceeds to the Company.

Also as previously disclosed, at an extraordinary general meeting of shareholders held on June 1, 2023, the Company’s shareholders approved, as required by applicable rules of the Nasdaq Stock Market LLC, the issuance of an aggregate of 15,073,530 Shares (including 3,782,000 Shares issuable upon exercise of Pre-Funded Warrants) to the Subscribers for consideration of approximately $64 million, pursuant to the Subscription Agreements (the issuance of such Securities, the “Second Closing”).

The Second Closing occurred on June 5, 2023. None of the Securities sold as part of the Private Placement are registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

The form of Pre-Funded Warrant and form of Subscription Agreement are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference in their entirety.

Item 7.01	Regulation FD Disclosure.

On June 6, 2023, the Company issued the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Pre-Funded Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 3, 2023).
10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 3, 2023).
99.1	Press Release, dated June 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zura Bio Limited

Dated: June 6, 2023
	By:	/s/ Kim Davis
Kim Davis
Secretary and Chief Legal Officer